Exhibit 10.10

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (“Amendment”) is made effective as of January 27, 2016, by and between RALEIGH RC GREEN, LLC, a Delaware limited liability company (“Landlord”) and G1 THERAPEUTICS, INC., a Delaware corporation (“Tenant”) with reference to the following facts and circumstances.

A.	Landlord is the owner of that certain building located at 4401 Research Commons, 79 TW Alexander Drive, Research Triangle, NC 27709 (the “Original Building”).

B.	Highwoods Realty Limited Partnership, predecessor in interest to Landlord, and Tenant entered into that certain Office Lease dated January 10, 2014 (the “Lease”) for certain premises containing approximately 4,047 rentable square feet (the “Original Premises”) located in the Original Building.

C.	Landlord and Tenant desire to amend the Lease upon terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and after good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties do hereby agree to the following:

1. Definitions. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2. Premises. Effective as of the date of substantial completion of the Tenant Work in accordance with and as such term is defined in the work letter attached hereto as Exhibit A (the “Relocation Date”), the Premises shall be relocated to those certain premises containing approximately 9,766 rentable square feet, as shown on Exhibit B, attached hereto (the “New Premises”) in Suite 100 on the first floor of that certain building owned by Landlord located at 4501 Research Commons, 79 TW Alexander Drive, Research Triangle, NC 27709 and containing approximately 58,996 rentable square feet (the “New Building”). Subject to Tenant Delay (as such term is defined in the work letter attached hereto as Exhibit A and delays caused by events of force majeure, the Landlord shall use commercially reasonable efforts to substantially complete the Tenant Work no later than June 15, 2016 (the “Target Relocation Date”). In the event Landlord fails to substantially complete the Tenant Work and deliver the New Premises to Tenant on or before the date which is one hundred twenty (120) days following the Target Relocation Date and such delay was not caused by a Tenant Delay or an event of force majeure, the Tenant may, as its sole and exclusive remedy, terminate this Lease with thirty (30) days written notice to Landlord given prior to the Relocation Date; provided that if Landlord shall deliver possession after delivery of such notice, but before the expiration of such thirty (30) day period, the termination shall be null and void and this Lease shall continue in full force and effect. Tenant shall surrender the Original Premises in the condition required under the Lease no later than fifteen (15) business days after the Relocation Date. From and after the Relocation Date (i) the term Premises shall mean and refer to the New Premises, unless the context requires otherwise, and (ii) the term Building shall mean and refer to the New Building unless the context requires otherwise.

3. Term. The term of the Lease is hereby extended for a term commencing on August 1, 2017 and ending on December 31, 2022 (the “Extended Term”). Except as expressly provided in Section 8 below, Tenant shall have no option to renew the Lease following the Extended Term and as of the full execution of this Amendment, the renewal option set forth in the Addendum Number Three to the Lease is hereby deleted and of no further force and effect.

4. Base Rent.

a. From and after the Relocation Date, Base Rent shall be as follows:

Months	Monthly Installment		Annual
Relocation Date- Month 12*	$16,276.66	**	$195,320.00
Month 13-Month 24	$16,764.96		$201,179.60
Month 25-Month 36	$17,267.91		$207,214.98
Month 37-Month 48	$17,785.95		$213,431.42
Month 49-Month 60	$18,319.53		$219,834.36
Month 61-Month 72	$18,869.11		$226,429.39
Month 73-December 31, 2022	$19,435.18		$233,222.27

*	As used in this Section 4 the word “Month” followed by a number shall mean that number of months following the Relocation Date.
**	Provided that Tenant is not in default under the Lease beyond applicable notice and cure periods, Landlord agrees to abate $8,138.33 of Tenant’s obligation to pay Base Rent per month for the first eight (8) months following the Relocation Date (the “Conditional Rent”). Upon the occurrence of a default at any time during the term of the Lease, which results in Landlord terminating the Lease, in addition to any other remedies to which Landlord may be entitled, Landlord shall be entitled to recover the Conditional Rent (i.e., the Conditional Rent shall not be deemed to have been abated, but shall become immediately due and payable as unpaid Rent earned, but due at the time of such default).

5. Additional Rent - Operating Expenses and Taxes. The following amendments shall be made to the Addendum Number Two of the Lease (“Addendum Number Two”):

a. Tenant’s Proportionate Share. Effective as of the Relocation Date and only as it relates to the period from and after such date, the term “Tenant’s Proportionate Share” as defined in Section 5 of the Addendum Number Two shall be 16.55%.

b. Base Year for Operating Expenses. Effective as of the Relocation Date and only as it relates to the period from and after such date, the term “Base Year” as defined in Section 6 of the Addendum Number Two shall be the calendar year 2016.

c. Base Year for Taxes. Effective as of the Relocation Date and only as it relates to the period from and after such date, the term “Base Year” as defined in Section 7 of the Addendum Number Two shall mean the real property tax year 2016.

d. Payment of Additional Rent. Effective as of the Relocation Date and only as it relates to the period from and after such date, the phrase “eight percent (8%) per annum” in Section 8.c. of the Addendum Number Two shall be deleted and replaced with the phrase “six percent (6%) per annum”.

6. Parking. Effective as of the Relocation Date, Section 1.k. of the Lease is hereby deleted and of no further force and effect and Tenant shall be entitled to thirty-seven (37) parking spaces at the New Building on a non-exclusive, unreserved basis in common with other tenants of the New Building.

7. Signage. For the New Premises, Landlord will furnish building standard identification signage on the interior Building directory, if applicable, and on or beside the main entrance door to the Premises.

8. Renewal Option. Tenant shall have a personal and non-transferable option to renew the term of the Lease for one (1) term of five (5) years. Such renewal term shall begin the first day following the expiration of the Extended Term. Tenant shall have the right to exercise the renewal option conferred herein by giving Landlord notice at least three hundred sixty-five (365) days prior to the expiration of the Extended Term; provided that, at the time of exercise and as of the commencement of the renewal term (a) Tenant is not then in default beyond any applicable notice and cure period; and (b) Tenant has not sublet or assigned any portion of the Premises, other than an assignment of sublease which does not require Landlord’s consent pursuant to Section 17(a) of the Lease (a “Permitted Transfer”).

The renewal option shall be subject to all of the terms and conditions contained in the Lease, except that Base Rent during the renewal term shall be at Market Rent. “Market Rent” shall be the anticipated rate in effect for the Premises as of the commencement of the renewal term, together with any market rate increases during the renewal term, based upon the rents generally in effect for renewed leases of space in the area in which the Building is located of equivalent quality, size, utility and location, and taking into account the length of the renewal term and the credit standing of Tenant. Landlord shall lease the Premises to Tenant in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, free rent or the like) or other tenant inducements. In the event that Tenant shall exercise an option to renew the Lease, then the Market Rent shall be agreed upon in a meeting of the parties hereto held at least ninety (90) days prior to the expiration of the Extended Term. If the parties are able to agree on an amount of Market Rent that is mutually satisfactory, then such agreements shall be placed in writing and shall be signed by the parties hereto and shall thereupon become a part of the Lease.

If the parties hereto are unable to agree upon the Market Rent at least thirty (30) days prior to the commencement of the renewal term, then the disagreement shall be promptly submitted to arbitration. In such event, each party shall select an arbitrator having not less than ten (10) years’ actual experience in the commercial real estate brokerage business, and the arbitrators so selected shall immediately meet for the purpose of hearing and deciding the dispute and fixing the relevant rate of rent. If the two arbitrators selected agree on Market Rent, their decision shall be binding on both parties. If the two arbitrators selected cannot agree on the Market Rent within ten (10) business days after appointment (the “Initial Review Period”), but the rates differ by less than five percent (5%), the Market Rent shall be the average of the two rates. If the rates differ by more than five percent (5%), no later than five (5) business days following the expiration of the Initial Review Period, the two arbitrators shall select a third arbitrator with qualifications similar to their own. Within ten (10) business days following appointment, the third arbitrator shall select one of the two rental rates promulgated by the first two arbitrators as the Market Rent. If the arbitrators cannot agree on the third arbitrator, they shall petition the presiding judge of the local state court having jurisdiction to appoint such arbitrator to act as an umpire between the arbitrators selected by Landlord and Tenant. The decision of the third arbitrator or presiding judge, as the case may be, shall be binding on both parties. Landlord and Tenant shall each be responsible to pay their respective arbitrators and will share equally the cost of the third arbitrator.

Failure of Tenant to properly exercise the option herein granted shall be construed as a waiver of such option, and the Lease shall then terminate at the expiration of the Extended Term.

9. Right of First Refusal.

Effective as of the date of full execution of this Amendment, Section 30(b) of the Lease is hereby deleted and of no further force and effect.

Provided that at the time of exercise Tenant is not then in default beyond any applicable notice and cure periods, Tenant shall have a one time right of first refusal with respect to any space on the first floor of the New Building that may become available (the “Refusal Space”), subject to the terms and conditions set forth below, before such space is leased to any third party, and provided at least three (3) years remain under the Extended Term of the Lease (or if less than three (3) years remain under the Extended Term, Tenant exercises the renewal option set forth in Section 8 above and thereafter at least three (3) years remain on the term of the Lease).

The foregoing right shall be subject to the existing tenants’ or occupants’ of the Refusal Space renewing their existing leases, whether pursuant to an option to extend previously granted or otherwise, and in all events is subject and subordinate to any existing rights of any other parties to lease the Refusal Space, if such existing rights have already been granted prior to the date of this Amendment (collectively “Prior Optionees”).

In the event any bona fide third party (a “Potential Tenant”) expresses interest in leasing all or any portion of the Refusal Space during the term of the Lease (“Third Party Interest”), and no Prior Optionee exercises its right of refusal, Landlord shall offer the applicable portion of the Refusal Space to Tenant upon the same terms, covenants and conditions as provided in the Lease for the Premises, except that, if Tenant exercises this right of first refusal after the first anniversary of the Relocation Date (a) the Base Rent, Tenant’s payment of expenses, and the tenant improvement allowance (subject to adjustment as provided herein) and other economic terms shall be the same as the terms included in the offer for the Refusal Space from the Potential Tenant that was acceptable to Landlord (the “Offer”); and (b) the parties shall negotiate a work letter addressing the procedure for preparation and approval of the plans for any tenant improvements in the Refusal Space, as well as the construction thereof. If the Offer is for a longer period than remaining under the Lease, the term of the lease of the Refusal Space shall be co-terminous with the term of the Lease, and the Base Rent rates, tenant improvement allowances and other concessions set forth in the Offer shall be adjusted, as Landlord shall determine, to reflect any lesser term remaining under the term of the Lease. Except for the tenant allowance contained in the Offer and as otherwise mutually agreed by the parties, Tenant shall accept the Refusal Space “As-Is,” and Tenant shall have no further rights with respect to the Refusal Space. For avoidance of doubt, if Tenant exercises this Right of First Refusal, Tenant shall be required to lease the entire space referred to in the Offer, not just the portion thereof which is part of the Refusal Space, unless Landlord elects, in its sole and absolute discretion, to only lease Tenant the portion thereof located within the Refusal Space. If Tenant exercises this Right of First Refusal prior to the first anniversary of the Relocation Date, Base Rent, payment of expenses, and the tenant improvement allowance (subject to adjustment as provided herein) and other economic terms shall be the same as the terms included in this Amendment for the New Premises, provided that Landlord shall have the right to prorate the amount of any tenant inducement to take into account the remaining term of the Lease as compared to the remaining term of the Lease as of the date of full execution of this Amendment.

If Tenant notifies Landlord in writing of the acceptance of such offer within five (5) days after Landlord has delivered the Offer to Tenant, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease and specifying that such Refusal Space accepted by Tenant is a part of the Premises, and containing other appropriate terms and conditions relating to the addition of the Refusal Space to the Lease (including specifically any increase or adjustment of the rent as a result of such addition). If Tenant exercises the right to lease the Refusal Space, said lease and the rent on the Refusal Space shall commence the later of thirty (30) days after Tenant’s notice exercising the right, or the date the Refusal Space is delivered to Tenant, and shall continue for the duration of the term of the Lease.

If Tenant does not notify Landlord in writing of its acceptance of such offer in such five (5) day period, Landlord shall thereafter be able to lease the applicable portion of the Refusal Space to the Potential Tenant upon such terms and conditions as Landlord may determine and Tenant shall have no further right in the Refusal Space.

Any termination of the Lease shall terminate all rights of Tenant with respect to the Refusal Space. The rights of Tenant with respect to the Refusal Space shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment or a conveyance of such rights to any assignee. Nothing herein contained should be construed so as to limit or abridge Landlord’s ability to deal with the Refusal Space or to lease the Refusal Space to other tenants, Landlord’s sole obligation being a one time obligation to offer, and if such offer is accepted, to deliver the Refusal Space to Tenant in accordance with this provision.

The Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Refusal Space to Tenant, but abatement of the Base Rent attributable to the Refusal Space from the date of Tenant’s acceptance of the Offer with respect to the Refusal Space to the date of actual delivery of the Refusal Space, shall constitute full settlement of all claims that Tenant might have against Landlord by reason of the Refusal Space not being delivered upon the date of Tenant’s acceptance of Landlord’s offer.

If the Lease or Tenant’s right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if Tenant shall have subleased the Premises or assigned the Lease with respect to all or any portion of the Premises (other than a Permitted Transfer), then immediately upon such termination, sublease, or assignment, the right herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant and non-transferable (other than in connection with a Permitted Transfer). UNDER NO CIRCUMSTANCES WHATSOEVER SHALL THE ASSIGNEE UNDER A COMPLETE OR PARTIAL ASSIGNMENT OF THE LEASE (OTHER THAN A PERMITTED TRANSFER), OR A SUBTENANT UNDER A SUBLEASE OF THE PREMISES, HAVE ANY RIGHT TO EXERCISE THE RIGHT GRANTED HEREIN.

10. Temporary Space. Upon the date of full execution of this Amendment, Landlord shall allow Tenant to occupy Suite 290 in the Original Building containing approximately 3,073 rentable square feet, as shown on Exhibit C, attached hereto (the “Temporary Space”) until the date which is fifteen (15) business days following Substantial Completion of the Tenant Work (as defined in Exhibit A). Such occupancy shall be upon all of the terms and conditions of the Lease, except for the following:

a. Tenant shall not be required to pay Base Rent attributable to the Temporary Space but instead shall pay a monthly gross rent for the Temporary Space only of $1,536.50.

b. Tenant shall occupy the Temporary Space on an “as is where is” basis. Tenant shall not have the right to make any alterations to the Temporary Space except that Tenant shall have the right to remove and replace interior signage in the Temporary Space and the right to install Tenant’s wiring, telecommunications and data cabling within the Temporary Space.

11. Security Deposit. Upon Tenant’s execution of this Amendment, Tenant shall deposit with Landlord the additional sum of Nine Thousand Eight Hundred Eighty Five and 77/100 Dollars ($9,885.77) which amount shall be part of the Security Deposit, as such term is defined in the Lease.

12. Alterations. As of the date of full execution of this Amendment, the following sentence shall be added to the end of Section 8(d) of the Lease:

“Notwithstanding the foregoing, Tenant may make non-structural alterations to the Premises not to exceed Fifteen Thousand and No/100 Dollars ($15,000.00) in any twelve (12) month period without the prior written consent of Landlord.”

13. Landlord Representations and Warranties. Landlord hereby represents and warrants that, to Landlord’s actual knowledge as of the date full execution of this Amendment, the Landlord representations and warranties set forth in Section 31 of the Lease are true and correct as to the New Premises and are hereby fully restated as to the New Premises, except the representation set forth in Section 31(iii) of the Lease, which is not restated and Landlord shall not be deemed to have made any representation with regard the matters addressed by such Section 31(iii).

14. Broker. Each party represents to the other that except for Cushman & Wakefield representing Tenant and CBRE, Inc. representing the Landlord (collectively, the “Brokers”), neither party has dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no other such person initiated or participated in the negotiation of this Amendment or is entitled to any commission in connection herewith. Each party hereby agrees to indemnify, defend and hold the other, its property manager and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys fees) arising from either (a) a claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of the indemnifying party in connection with this Amendment, or (b) a claim of, or right to lien under the statutes of the state in which the Premises are located relating to real estate broker liens with respect to any such broker retained by the indemnifying party.

15. Submission. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord or Tenant and no obligations on Landlord or Tenant shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant.

16. Miscellaneous.

a. Time of Essence. Time is of the essence of this Amendment and each and every term and provision hereof.

b. Modification. A modification of any provision herein contained, or any other amendment to this Amendment, shall be effective only if the modification or amendment is in writing and signed by both Landlord and Tenant.

c. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

d. Number and Gender. As used in this Amendment, the neuter includes masculine and feminine, and the singular includes the plural.

e. Construction. Headings at the beginning of each Section and subsection are solely for the convenience of the parties and are not a part of this Amendment. Except as otherwise provided in this Amendment, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. Unless otherwise indicated, all references herein to Articles, Section, subsections, paragraphs, subparagraphs or provisions are to those in this Amendment. Any reference to a paragraph or Section herein includes all subparagraphs or subsections thereof. This Amendment shall not be construed as if it had been prepared by only Landlord or Tenant, but rather as if both Landlord and Tenant had prepared the same. In the event any portion of this Amendment shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Amendment, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Amendment.

f. Integration of Other Agreements. This Amendment, the Lease and prior amendments set forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representation or modifications concerning this Amendment shall be of no force or effect.

g. Duplicate Originals; Counterparts. This Amendment may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Amendment may be executed in counterparts, but shall become effective only after a counterpart hereof has been executed by each party; all said counterparts shall, when taken together, constitute the entire single agreement between parties.

h. No Waiver. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. No waiver by any party hereto of any breach or default shall be considered to be a waiver of any other breach or default. The waiver of any condition shall not constitute a waiver of any breach or default with respect to any covenant, representation or warranty.

i. Further Assurances. Landlord and Tenant each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transactions contemplated hereby.

j. No Third Party Beneficiaries. Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, and nothing in this Amendment, (either expressed or implied) is intended to confer upon any person or entity, other than Landlord and/or Tenant (and their respective nominees, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Amendment.

k. Full Force and Effect. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

LANDLORD:

RALEIGH GREEN, LLC

By:	/s/ Barry P. Marcus
Barry P. Marcus, Senior Vice President
Date:	1/28/2016

TENANT:

G1 THERAPEUTICS, INC.

By:	/s/ Mark Velleca
Printed Name: Mark Velleca
Title:	CEO
Date:	1/27/2016

EXHIBIT A

WORK LETTER

This Work Letter (this “Work Letter”) is attached to and made a part of that certain First Amendment to Office Lease (the “Amendment”), between RALEIGH RC GREEN, LLC (“Landlord”) and G1 THERAPEUTICS, INC., (“Tenant”). The terms used in this Work Letter that are defined in the Amendment shall have the same meanings as provided in the Amendment.

1. General.

1.1 Purpose. This Agreement sets forth the terms and conditions governing the design, permitting and construction of the tenant improvements (“Tenant Work”) to be installed in the New Premises.

1.2 Tenant’s Representative. Tenant acknowledges that Tenant has appointed Jen Moses as its authorized representative (“Tenant’s Representative”) with full power and authority to bind Tenant for all actions taken with regard to the Tenant Work. Tenant hereby ratifies all actions and decisions with regard to the Tenant Work that the Tenant’s Representative may have taken or made prior to the execution of this Work Letter. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order or approval or other matter relating to the Tenant Work until it has been executed by Tenant’s Representative or a senior officer of Tenant. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s general contractor with respect to the Tenant Work, unless otherwise agreed to in writing by Landlord.

2. Tenant Work. Subject to the provisions of this Work Letter, Landlord shall construct the Tenant Work in the New Premises using building standard materials and finishes substantially in accordance with the plans and specifications which are attached hereto and made a part hereof as Exhibit A-1 (the “Plans and Specifications”).

3. Responsibility and Payment.

3.1 Payments by Landlord. Subject to Tenant’s obligations under Section 3.2 below, Landlord shall be responsible for the cost of preparing the Plans and for the cost of performing the Tenant Work as shown on the Plans, except those items which are Tenant’s responsibility pursuant to Sections 3.2 and 4, below.

3.2 Payments by Tenant. Tenant shall contribute the sum Twenty Thousand Seven Hundred Twelve dollars and 50/100 ($20,712.50) toward the cost of the Tenant Work. Such amount shall be paid to Landlord 50% upon the date of Tenant’s execution of this Amendment and 50% on the Relocation Date.

4. Construction.

4.1 Responsibility for Construction. Landlord shall administer the construction of the Tenant Work in accordance with the Plans and any change orders approved pursuant to this Work Letter. All Tenant Work shall be constructed by Landlord’s general contractor with the exception of those items constructed by Tenant’s contractor or vendor which shall be limited to telephone equipment and specialized office equipment wiring, which shall be performed at Tenant’s sole cost and expense, in good workman-like manner in compliance with all applicable laws and pursuant to plans approved by Landlord, and, shall, at Landlord’s option, be performed under the supervision of Landlord or its contractor (or subcontractor).

4.2 Change Orders. If Tenant requests any change or addition to the work or materials to be provided by Landlord pursuant to this Work Letter, Landlord shall respond to Tenant’s request for consent as soon as practicable, using commercially reasonable efforts to respond within five (5) business days after the request being made. If Landlord approves such request, Landlord shall as soon as practicable after such approval notify Tenant of the increase in amounts due as a result of such change order, including but not limited to any plan preparation and revisions, permitting and/or repermitting and any work, materials and other services, and the delay in substantial completion of the New Premises, if any, due to the change order which would be Tenant’s sole responsibility. The increase in amounts due as a result of any proposed change order shall include all amounts due that were included in the original budget as provided in this Work Letter. The net incremental increase in costs attributable to any change order requested by Tenant and approved by Landlord shall be payable to Landlord by Tenant upon approval by Tenant of the change order cost and/or delay, if any.

5. Substantial Completion.

5.1 General. Landlord shall substantially complete (as defined below) the Tenant Work in accordance with the Plans and Specifications, but neither the validity of this Amendment or the Lease nor the obligations of Tenant under this Amendment or the Lease shall be affected by a failure to Substantially Complete the New Premises by a certain date, and Tenant shall have no claim against Landlord because of Landlord’s failure to Substantially Complete the New Premises on a certain date other than as provided in this Amendment.

5.2 Substantial Completion. “Substantial Completion” of the New Premises shall be conclusively deemed to have occurred as soon as the Tenant Work to be installed by Landlord pursuant to this Work Letter has been constructed in accordance with the Plans and approved change orders. The issuance of a temporary certificate of occupancy by the proper governmental entity shall not be required for Substantial Completion but, if granted, shall be deemed conclusive evidence that Substantial Completion has occurred. Notwithstanding the above, the New Premises shall be considered Substantially Complete and ready to be utilized for their intended purpose even though (a) there remain to be completed in the New Premises punch list items that will not materially interfere with Tenant’s permitted use of the New Premises, and/or (b) there is a delay in the Substantial Completion of the New Premises due to a “Tenant Delay” as defined below.

5.3 Tenant Delays. A Tenant’s Delay shall mean a delay caused directly or indirectly by any of the following: (a) Tenant’s failure to comply with any of the deadlines specified in this Work Letter; (b) Tenant’s request for changes or additions to the Tenant Work, or failure to timely pay for the additional amounts due as a result of a change order requested by Tenant; (c) Tenant’s failure to pay when due any amounts required pursuant to this Work Letter; (d) Tenant’s request for changed materials, finishes or installations which are not available as needed to meet the general contractor’s schedule for Substantial Completion; (e) Tenant’s or Tenant’s agent, including Tenant’s contractors, vendors, and Representative’s interference with the general contractor’s schedule; (f) the performance or completion of any work, labor or services by a party employed by Tenant; or (g) any other Tenant-caused delay. In the event of a Tenant’s Delay, the Relocation Date and the payment of Base Rent for the New Premises shall be accelerated by the number of days of such delay and notwithstanding anything to the contrary stated in this Amendment or the Lease, the Relocation Date shall commence on the date the New Premises would have been delivered to Tenant but for such Tenant’s Delay.

5.4 Punch List. Landlord and Tenant shall prepare and agree on a “punch list” which shall specify the items of work that require correction, repair or replacement. Landlord agrees to correct and complete any such items outlined in the punch list as soon as practicable, using commercially reasonable efforts to have all such items completed within thirty (30) days after Tenant’s occupancy of the New Premises.

5.5 Possession. Tenant, by taking possession of the New Premises, agrees that Landlord has satisfactorily performed all work to be performed by it as hereinabove set forth, subject to the punch list items as may be agreed to by Landlord and Tenant.

EXHIBIT A-1

THE PLANS AND SPECIFICATIONS

EXHIBIT B

THE NEW PREMISES

EXHIBIT C

TEMPORARY SPACE

HIGHWOODS REALTY LIMITED PARTNERSHIP

(“LANDLORD”)

G1 THERAPEUTICS, INC.

(“TENANT”)

OFFICE LEASE

TABLE OF CONTENTS

1.	Basic Definitions and Provisions
	a.	Premises
	b.	Term
	c.	Lease Year
	d.	Permitted Use
	e.	Occupancy Limitation
	f.	Base Rent
	g.	Rent Payment Address
	h.	Security Deposit
	i.	Business Hours
	j.	After Hours HVAC Rate
	k.	Parking
	l.	Notice Addresses
	m.	Broker. Synergy Commercial Advisors
	n.	Authorized Representative: Rich Harris
2.	Leased Premises
	a.	Premises
	b.	Common Areas
3.	Term
	a.	Commencement and Expiration Dates
	b.	Delivery of Possession
	c.	Right to Occupy
4.	Use
	a.	Permitted Use
	b.	Prohibited Equipment in Premises
5.	Rent
	a.	Payment Obligations
	b.	Base Rent
	c.	Additional Rent
6.	Security Deposit
7.	Services by Landlord
	a.	Base Services
	b.	Landlord’s Maintenance
	c.	No Abatement
8.	Tenant’s Acceptance and Maintenance of Premises
	a.	Acceptance of Premises
	b.	Move-In Obligations
	c.	Tenant’s Maintenance
	d.	Alterations to Premises
	e.	Restoration of Premises
	f.	Landlord’s Performance of Tenant’s Obligations
	g.	Construction Liens
9.	Property of Tenant
10.	Signs
11.	Access to Premises
	a.	Tenant’s Access
	b.	Landlord’s Access

i

12.	Tenant’s Compliance
13.	Insurance Requirements
	a.	Tenant’s Liability Insurance
	b.	Tenant’s Property Insurance
	c.	Certificates of Insurance
	d.	Insurance Policy Requirements
	e.	Right to Increase Requirements
	f.	Landlord’s Property Insurance
	g.	Mutual Waiver of Subrogation
14.	Indemnity
15.	Quiet Enjoyment
16.	Subordination And Attornment; Non-Disturbance; and Estoppel Certificate
	a.	Subordination and Attornment
	b.	Non-Disturbance
	c.	Estoppel Certificates
17.	Assignment — Sublease
	a.	Landlord Consent
	b.	Permitted Assignments/Subleases
	c.	Notice to Landlord
	d.	Prohibited Assignments/Subleases
	e.	Limitation on Rights of Assignee/Sublessee
	f.	Tenant Not Released
	g.	Landlord’s Right to Collect Sublease Rents upon Tenant Default
	h.	Excess Rents
	i.	Landlord’s Fees
18.	Damages to Premises
	a.	Landlord’s Restoration Obligations
	b.	Tenant’s Restoration Obligations
	c.	Termination of Lease by Landlord
	d.	Termination of Lease by Tenant
	e.	Rent Abatement
19.	Eminent Domain
	a.	Effect on Lease
	b.	Right to Condemnation Award
20.	Environmental Compliance
	a.	Tenant’s Responsibility
	b.	Liability of the Parties
	c.	Inspections by Landlord
21.	Default
	a.	Tenant’s Default
	b.	Landlord’s Remedies
	c.	Landlord’s Expenses
	d.	Remedies Cumulative
	e.	No Accord and Satisfaction
	f.	No Reinstatement
	g.	Landlord’s Default

22.	Multiple Defaults
	a.	Loss of Option Rights
	b.	Increased Security Deposit
23.	Bankruptcy
	a.	Trustee’s Rights
	b.	Adequate Assurance
	c.	Assumption of Lease Obligations
24.	Notices
	a.	Addresses
	b.	Form; Delivery; Receipt
25.	Holding Over
26.	Right to Relocate
	a.	Substitute Premises
	b.	Upfit of Substitute Premises
	c.	Relocation Costs
	d.	Lease Term
27.	Broker’s Commissions
28.	Anti-Terrorism Laws
29.	General Provisions/Definitions
	a.	No Agency
	b.	Force Majeure
	c.	Building Standard Improvements
	d.	Limitation on Damages
	e.	Satisfaction of Judgments Against Landlord
	f.	Interest
	g.	Legal Costs
	h.	Sale of Premises or Building
	i.	Time of the Essence
	j.	Transfer of Security Deposit
	k.	Tender of Premises
	l.	Tenant’s Financial Statements
	m.	Recordation
	n.	Partial Invalidity
	o.	Binding Effect
	p.	Entire Agreement; Construction
	q.	Good Standing
	r.	Choice of Law
	s.	Effective Date
30.	Special Conditions
31.	Addenda and Exhibits
	a.	Lease Addendum Number One — “Work Letter”
	b.	Lease Addendum Number Two — “Additional Rent — Operating Expenses and Taxes”
	c.	Lease Addendum Number Three — “Option to Extend Lease Term”

d.	Exhibit A — Premises
e.	Exhibit A-1— Refusal Space
f.	Exhibit B — Rules and Regulations
g.	Exhibit C — Commencement Agreement
h.	Exhibit D — Acceptance of Premises

OFFICE LEASE

THIS OFFICE LEASE (“Lease”), made this 18th day of January, 2014 by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”), and G1 THERAPEUTICS, INC., a Delaware corporation (“Tenant”), provides as follows:

1. BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

a.	Premises.	Rentable Square Feet:	4,047
		Suite:	105
		Building:	4401 Research Commons
		Office Park:	Research Commons
		Street Address:	79 T.W. Alexander Drive
		City/County:	Research Triangle Park/Durham
		State/Zip Code:	North Carolina/27709

b.	Term.	Number of Months:	40 Full Calendar Months
		Possession Date:	Effective Date
		Commencement Date:	April 1, 2014
		Rent Commencement Date:	August 1, 2014
		Expiration Date:	July 31, 2017

c. Lease Year. The term “Lease Year” shall have the following meaning: the first Lease Year shall commence as of the Commencement Date and shall end on the last day of the 12th full month thereafter. If the Commencement Date is not the first day of a calendar month, the first Lease Year shall include the partial month that includes the Commencement Date and the 12 full months immediately following the partial month. Each successive Lease Year shall be the 12-month period commencing on the day immediately following the last day of the prior Lease Year except for any shorter period necessitated by the expiration or earlier termination of the Lease.

d. Permitted Use. General office use

e. Occupancy Limitation. Up to six (6) persons per one thousand (1,000) rentable square feet.

f. Base Rent. The minimum base rent for the Term is $237,837.36, payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

MONTHS	MONTHLY RENT	PERIOD RENT
4/1/2014-7/31/2014	$0.00	$0.00
8/1/2014-3/31/2015	$6,390.89	$51,127.12
4/1/2015-3/31/2016	$6,550.66	$78,607.92
4/1/2016-3/31/2017	$6,714.43	$80,573.16
4/1/2017-7/31/2017	$6,882.29	$27,529.16
CUMULATIVE BASE RENT		$237,837.36

g.	Rent Payment Address.	HIGHWOODS REALTY LIMITED PARTNERSHIP
P.O. Box 409412
Atlanta, Georgia 30384
Tax ID #: 56-1869557

h.	Security Deposit.	$6,390.89

i.	Business Hours.	8:00 A.M. to 6:00 P.M. Monday through Friday and 9:00 A.M. to 1:00 P.M. Saturdays (excluding New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day).

j.	After Hours HVAC Rate.	$35.00 per hour, per zone, with a minimum of four (4) hours per occurrence provided Tenant has requested (during normal business hours) after hours HVAC at least twenty-four (24) hours in advance.

k.	Parking.	Unreserved and nonexclusive at a ratio of 4 spaces per 1,000 rentable square feet.

l.	Notice Addresses.

	LANDLORD:	HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration and Legal Department

	TENANT:	G1 THERAPEUTICS, INC.
4401 Research Commons, Suite 105
79 T.W. Alexander Drive
Research Triangle Park, North Carolina 27709
Attn: Mr. Tom Laundon
Facsimile#:

m.	Broker.	Synergy Commercial Advisors
3005 Carrington Mill Boulevard, Suite 510
Morrisville, North Carolina 27560
Attn: Rich Harris

n.	Authorized Representative:	Rich Harris

2. LEASED-PREMISES.

a. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section la and as more particularly shown on Exhibit A, attached hereto. The parties acknowledge that all square foot measurements are approximate and agree that the square footage figures in Section la shall be conclusive for all purposes with respect to this Lease.

b. Common Areas. Tenant shall have non-exclusive access to those portions of the Building not set aside for leasing to tenants or reserved for Landlord’s exclusive use, including, but not limited to, entrances, hallways, lobbies, elevators, restrooms, walkways, parking areas and structures, and plazas, if any (“Common Areas”). Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to any rules and regulations reasonably promulgated by Landlord. Landlord shall not interfere with Tenant’s access to the Premises or cause any increase in Tenant’s additional Rent obligation per Lease Addendum Number Tw (except to the extent such expense is also included in the calculation of Tenant’s Base Year expenses.

3. TERM.

a. Commencement and Expiration Dates. The Lease Term commences on the Commencement Date and expires on the Expiration Date, as set forth in Section lb. At Landlord’s election, the Commencement Date and Expiration Date may be set forth in a Commencement Agreement similar to Exhibit C, attached hereto, to be prepared by Landlord and promptly executed by the parties.

b. Delivery of Possession. Unless otherwise specified in the Workletter attached as Lease Addendum Number One, “delivery of possession” of the Premises shall mean the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant as evidenced by a certificate of occupancy issued by proper governmental authority and given to Tenant, or (ii) the date Landlord could have had the Premises ready had there been no delays attributable solely to

Tenant. Notwithstanding any provision in the Lease to the contrary, upon the execution of the Lease by both parties, Tenant may enter the Premises for the purpose of installing its furniture, fixtures and equipment and other related purposes (the “Early Entry Period”). All terms and conditions of the Lease shall apply during the Early Entry Period, except that Tenant shall have no obligation to pay Rent until the Commencement Date set forth in the Lease.

c. Right to Occupy. Prior to occupancy of the Premises, Tenant’s Authorized Representative shall execute an Acceptance of Premises similar to Exhibit D attached hereto, to be prepared by Landlord and executed by the parties. Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) payment of any required Security Deposit, (iii) intentionally deleted, (iv) if Tenant is an entity, receipt of resolutions depicting the authority of the party/individual signing on behalf of Tenant. Tenant’s failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

4. USE.

a. Permitted Use. The Premises may be used only for general office and lab purposes in connection with Tenant’s Permitted Use as defined in Section ld and in accordance with the Occupancy Limitation as set forth in Section le. Tenant shall not use the Premises:

i. In violation of any restrictive covenants which apply to the Premises;

ii. In any manner that constitutes a nuisance or trespass or disturb other tenants in the Building or Office Park, as applicable;

iii. In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event-of an increase in Landlord’s insurance premiums which results solely from Tenant’s use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord the amount of such increase within 10 days after receipt of Landlord’s written demand shall be an event of default;

iv. In any manner that creates unusual demands for electricity, heating or air conditioning; or

v. For any purpose except the Permitted Use, unless consented to by Landlord in writing.

b. Prohibited Equipment in Premises. Tenant shall not use or install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent. Any determination regarding whether equipment should be classified as High Demand Equipment shall be consistent with standards regarding such equipment in comparable office buildings owned by Landlord in the Raleigh-Durham market. No such consent will be given if Landlord determines, in its opinion, that such High Demand Equipment may not be safely used in the Premises or that electrical service is not adequate to support the High Demand Equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter, as well as administrative costs as provided below. If High Demand Equipment used in the Premises by Tenant affects the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and/or require Tenant to use any existing supplemental units serving the Premises. If supplemental units are required by Landlord pursuant to the foregoing sentence, or if Tenant requests the installation and/or use of any supplemental units, then the cost of engineering, installation, operation and maintenance of the units shall be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord’s reasonable administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant within ten (10) days after receipt of Landlord’s invoice.

5. RENT.

a. Payment Obligations. Beginning on the Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i. Rent payments shall be sent to the Rent Payment Address set forth in Section 1g.

ii. Rent shall be paid without previous demand or notice and without set off or deduction. Tenant’s obligation to pay Rent under this Lease is completely separate and independent from any of Landlord’s obligations under this Lease. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check or other draft for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check or draft without prejudice to any other rights or remedies which Landlord may have against Tenant.

iii. If the Rent Commencement Date is a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Rent Commencement Date and the last day of the month in which the Rent Commencement Date falls, and (ii) due and payable on the Rent Commencement Date.

iv. If Rent is not received within five days of the due date, Landlord shall be entitled to an overdue payment fee in the amount of the greater of $10.00 or five percent (5%) of all Rent due; provided that Provided, however, Tenant shall be entitled to one late payment per calendar year without assessment of such overdue payment charge.

v. If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

b. Base Rent. Tenant shall pay Base Rent as set forth in Section 1f.

c. Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, Tenant’s Proportionate Share of the increase in Operating Expenses and Taxes as set forth in Lease Addendum Number Two.

6. SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the Security Deposit in the amount set forth in Section lh. Landlord shall retain the Security Deposit as security for the performance by Tenant of all of its Lease obligations. The Security Deposit shall not bear interest and may be commingled with other funds. If Tenant at any time fails to perform any of its obligations under this Lease beyond any applicable cure period, including, without limitation, its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, then Landlord, may, at its option, apply the Security Deposit (or any portion) to cure Tenant’s default or to pay for damages caused by Tenant’s default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant’s breach. The application of the Security Deposit shall not limit Landlord’s remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord following receipt of notice. Within 30 days after the expiration or earlier termination date of this Lease, Landlord shall refund to Tenant any unused portion of the Security Deposit after first deducting the amounts, if any, necessary to cure any outstanding default of Tenant, to pay any outstanding damages for Tenant’s breach of the Lease, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or termination of the Lease. Landlord shall deliver the unused portion of the Security Deposit to Tenant’s Notice Address set forth in Section 11 above. If Tenant’s Notice Address is the address for the Premises, then Tenant shall notify Landlord in writing of a forwarding address to which Landlord should send the Security Deposit. Tenant may not credit any unused portion of the Security Deposit against Rent owed under the Lease.

7. SERVICES BY LANDLORD.

a. Base Services. Provided that Tenant is not then in default beyond any applicable cure period, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants the following services:

i. Water (if available from city mains) for drinking, lavatory and toilet purposes.

ii. Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines.

iii. Building standard fluorescent lighting composed of 2’ x 4’ fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the Building Standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

iv. Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during Business Hours as set forth in Section 1i.

v. After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j; which rates may be increased in a commercially reasonable amount upon any renewal or extension of the Term.

vi. Janitorial services five days a week (excluding National and State holidays) after Business Hours.

vii. A reasonable pro-rata share of the unreserved, nonexclusive parking spaces of the Building, not to exceed the Parking specified in Section lk, for use by Tenant’s employees and visitors in common with the other tenants and their employees and visitors.

b. Landlord’s Maintenance. Landlord shall make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for those repairs and replacements that Tenant must make under Article 8 so as to maintain such areas in first-class condition consistent with comparable office space in the Raleigh-Durham market. Landlord shall not be obligated to repair or maintain Non-Standard Improvements (as defined in this Lease). Landlord’s maintenance obligations shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a commercially reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

c. No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency. Notwithstanding the foregoing, Landlord agrees (i) to use commercially reasonable efforts to shut down such Building systems after Business Hours or on weekends and (ii) that if there is an interruption within Landlord’s reasonable control (other than an interruption resulting from a fire, other casualty or any failure on the part of any utility provider) of “Essential Building Services” (as defined below) which Landlord is to provide that renders the Premises untenantable (unless Landlord has commenced to cure such cause or remediate such interruption and it cannot be fully cured or reasonably remediated within the seven day period) and continues for a period of seven (7) or more consecutive days after Landlord receives notice from Tenant (an “Unauthorized Interruption”), Tenant’s Rent will, except as provided below, abate commencing at the end of said seven-day period until the Premises (or applicable portion thereof) are tenantable. If the Unauthorized Interruption is the result of any misconduct or negligence acts of Tenant or Tenant’s Agents, Rent will not abate. If Tenant continues to use any part of the Premises to conduct its business, the Rent will only abate for the untenantable part not used. For the purposes of this Section, “Essential Building Services” shall mean, heating, water, electricity, air conditioning, functioning restrooms and elevator service.

8. TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES.

a. Acceptance of Premises. Except as expressly provided otherwise in this Lease, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant’s intended use, and (iii) constitutes Tenant’s acceptance of the Premises “as is”. Landlord makes no representation or warranty as to the condition of the Premises except as specifically set forth elsewhere in this Lease.

b. Move-In Obligations. Tenant shall schedule its move-in with the Landlord’s Property Manager. Unless otherwise approved by Landlord’s Property Manager, move-in shall not take place during Business Hours. Prior to the move-in, Tenant must provide the name, address and contact information for Tenant’s moving company, and the moving company must comply with Landlord’s requirements, including insurance. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any actual damage or destruction to the Building or the Premises caused by Tenant or its moving company, employees, agents or contractors during Tenant’s move-in will be the sole responsibility of Tenant.

c. Tenant’s Maintenance. Subject to Landlord’s maintenance and repair obligations under the Lease, Tenant shall: (i) keep the Premises and fixtures in good order; (ii) repair or replace (to the extent reasonably necessary) Non-Standard Improvements installed by or at Tenant’s request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iii) not commit waste. “Non-Standard Improvements” means such items as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (iv) equipment racks, (v) alterations installed by or at the request of Tenant after the Commencement Date, (vi) equipment installed in a kitchen, kitchenette or break room within the Premises, including any ice machine, refrigerator, dishwasher, garbage disposal, coffee machine and microwave, sink and related faucets, water filter and water purification system, (vii) kitchen drain lines; and (ix) any other improvements that are not part of the Building Standard Improvements, including, but not limited to, special equipment, decorative treatments, lights and fixtures and executive restrooms.

d. Alterations to Premises. Tenant shall make no structural or interior alterations to the Premises without the prior written approval of Landlord. If Tenant requests alterations, Tenant shall provide Landlord with a complete set of construction drawings. If the requested alterations are approved by Landlord, then Landlord shall determine the actual cost of the work to be done [to include a construction supervision fee of five percent (5%)]. Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. The construction supervision fee for the initial tenant improvements shall be as provided in the attached Workletter, if any.

e. Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in good repair and condition, ordinary wear and tear, the acts of Landlord, its agents, employees and contractors and damage by insured casualty excepted, and (ii) restore the Premises at Tenant’s sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear, the acts of Landlord, its agents, employees and contractors and damage by insured casualty excepted. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant’s restoration obligation. Landlord, however, may grant Tenant the right to leave any Non-Standard Improvements in the Premises if at the time of such Non-Standard Improvements were installed, Landlord agreed in writing that Tenant could leave such improvements. Tenant shall repair any damage caused by the removal of any Non-Standard Improvements.

f. Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within 30 days after receipt of written notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work on Tenant’s behalf. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within 30 days after written demand.

g. Construction Liens. Tenant shall keep Landlord’s property, including, without limitation, the Premises, Building, Common Areas and real estate upon which the Building and Common Areas are situated (collectively “Landlord’s Property”), free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against Landlord’s Property by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within 10 days after the filing thereof. Should Tenant fail to discharge the lien within 30 days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all reasonable administrative and legal costs incurred by Landlord, shall be Additional Rent payable by Tenant within 30 days after receipt of Landlord’s written demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

9. PROPERTY OF TENANT. Tenant shall pay when due all taxes levied or assessed upon Tenant’s equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. Provided Tenant is not in default beyond any applicable cure period, Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages in excess of normal wear and tear caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

10. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Door and directory signage shall be provided and installed by Landlord in accordance with Building Standards at Tenant’s expense, unless otherwise provided in the Workletter attached as Lease Addendum Number One.

11. ACCESS TO PREMISES.

a. Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to the Common Areas of the Building 24 hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control but not unreasonably restrict such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after Business Hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-Business Hours compromise the security of the Building.

b. Landlord’s Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency. Additionally, Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes that Landlord is permitted or required to make pursuant to the terms of this Lease, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within 180 days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents upon notice to Tenant, to enter the Premises at all reasonable times during Business Hours to show prospective tenants. Except in cases of emergency, Landlord shall use reasonable efforts to minimize any interruption to Tenant’s business operations during any entry by Landlord into the Premises. Tenant, in its sole discretion, may have a representative accompany the Landlord during Landlord’s access, if available.

12. TENANT’S COMPLIANCE. Subject to Landlord’s representations and warranties set forth in this Lease, Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted. Tenant shall comply with the Rules and Regulations attached as Exhibit B. The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are reasonable in scope and uniformly applicable to all tenants in the Building. Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

13. INSURANCE REQUIREMENTS.

a. Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location, of at least $2,000,000.00, which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Landlord and its managing agent shall be named as an Additional Insured on any and all liability insurance policies required under this Lease.

b. Tenant’s Property Insurance. Tenant, at its own cost and expense, shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any improvements to the Premises that were paid for by Tenant (and were not provided to the Premises pursuant to a tenant improvement allowance provided to Tenant by Landlord or at Landlord’s cost).

c. Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. If Tenant fails to provide Landlord with certificates or other evidence of insurance coverage, Landlord may obtain the required coverage on Tenant’s behalf, in which event the cost of such coverage shall be Additional Rent due and payable by Tenant within 10 days after receipt of Landlord’s written demand.

d. Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) endorsed to be primary to all insurance available to Landlord, with Landlord’s being excess, secondary or noncontributory; (iii) contain only standard and/or usual exclusions or restrictions; (iv) have a deductible or self-insured retention of no more than $50,000.00 unless approved in writing by Landlord; and (v) provide that the policies cannot be canceled, non-renewed, or coverage reduced except after at least 30 days’ prior notice to Landlord. All deductibles and/or retentions shall be paid by, assumed by, for the account of, and at Tenant’s sole risk. Tenant may provide the insurance required by virtue of the terms of this Lease by means of a policy or policies of blanket insurance so long as: (a) the amount of the total insurance allocated to the Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Lease; and (b) the blanket policy or policies comply in all other respects with the requirements of this Lease.

e. Right to Increase Requirements. Landlord shall have the right, upon prior notice to Tenant but no more than once every three years during the Term, to require Tenant to increase the limit and coverage amount of any insurance Tenant is required to maintain under this Lease to an amount that Landlord or its mortgagee, in the reasonable judgment of either, may deem sufficient, provided that the increased limits are reasonable and consistent with those required by other owners of similar office buildings in the same geographic region.

f. Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance for full replacement value.

g. Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation. For purposes of this provision, insurance proceeds paid to either party shall be deemed to include any deductible or self-insurance retention amount for which that party is responsible. A party’s failure to obtain or maintain any insurance coverage required to be carried pursuant to the terms of this Lease shall not negate the waivers and releases set forth herein as long as the insurance that the party failed to obtain or maintain would have covered the loss or damage for which the party is waiving its claims. Nothing in this provision shall be deemed a waiver or release by Landlord of its right to claim, demand and collect insurance proceeds directly from Tenant’s insurer pursuant to Landlord’s status as an additional insured under any insurance policy Tenant is required to carry pursuant to the terms of this Lease.

14. INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease:

a. Tenant’s Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

b. Landlord’s Indemnity. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done by Landlord in the Building, or any part thereof, (ii) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Landlord, or any officer, agent, employee, contractor, servant, invitee or guest of Landlord.

c. Defense Obligation. If any such action is brought against Landlord under Section 14(a) above, then Tenant, upon notice from Landlord, shall defend the same through counsel reasonably acceptable to Landlord. The provisions of this Section shall survive the termination of this Lease.

15. QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises, provided Tenant is not in default of its obligations under this Lease. No action of Landlord working in other space in the Building, or in repairing or restoring the Premises in accordance with its obligations hereunder, shall be deemed a breach of this covenant.

16. SUBORDINATION AND ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

a. Subordination and Attornment. Tenant agrees to execute within ten (10) business days after request to do so from Landlord or its mortgagee (to include a grantee of a security deed) an agreement:

i. Making this Lease superior or subordinate to the interests of the mortgagee;

ii. Agreeing to attorn to the mortgagee;

iii. Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than 30 days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv. Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and the Lease, to become substitute landlord hereunder upon the assumption of all obligations of Landlord; and

v. Agreeing to attorn to any successor landlord.

b. Non-Disturbance. Tenant’s obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee’s agreement not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is not in default beyond any applicable cure period under the Lease. Landlord hereby represents that there is no mortgage or deed of trust encumbering the Premises as of the Effective Date.

c. Estoppel Certificates. Tenant agrees to execute within ten (10) business days after request, and as often as reasonably requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant’s actual knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect.

17. ASSIGNMENT — SUBLEASE.

a. Landlord Consent. Except as provided in subsection (b) below, Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. One consent shall not be the basis for any further consent.

b. Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises; provided, however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Article 4.

c. Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

d. Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

e. Limitation on Rights of Assignee/Sublessee. Any assignment for which Landlord’s consent is required shall not include the right to exercise any options to renew the Term, expand the Premises or similar options, unless specifically provided for in the consent.

f. Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

g. Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord and such default continues beyond any applicable cure period, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

h. Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then one half of any such excess shall be paid over to Landlord by Tenant less Tenant’s costs incurred in connection with such assignment or sublease including without limitation, upfit costs and broker’s fees.

i. Landlord’s Fees. Tenant shall pay Landlord an administration fee of $500.00 per assignment or sublease transaction for which Landlord’s consent is required.

18. DAMAGES TO PREMISES.

a. Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then, unless the Lease is terminated as provided in this Article 18, Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i. The casualty must be insured under Landlord’s insurance policies, and Landlord’s obligation is limited to the extent of the insurance proceeds received by Landlord. Landlord’s duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds.

ii. Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration.

iii. Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, contents, or any Non-Standard Improvements to the Premises.

b. Tenant’s Restoration Obligations. Unless the Lease is terminated as provided in this Article 18, Tenant shall promptly repair, restore, or replace Tenant’s Property. All repair, restoration or replacement of Tenant’s Property shall be at least to the same condition as existed prior to the Casualty.

c. Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease following the Casualty if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord’s insurance policies; (iii) Landlord’s lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within (15) days after receipt of the notice of termination.

d. Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within 180 days of the Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by force majeure or delays caused by Tenant (“Excused Delays”); and (iii) Tenant gives Landlord notice of the termination within 15 days after the end of the Restoration Period (as extended by Excused Delays). If Landlord is delayed by Excused Delays, then Landlord must provide Tenant with notice of the delay within 15 days of the Excused Delay event stating the reason for the delay and a good faith estimate of the length of the delay. Subject to subsection (c) hereof, upon termination as provided for herein, Tenant’s liability for Rent and Additional Rent shall cease as of the date of termination.

e. Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant’s business in any part not damaged to the extent reasonably practicable from the standpoint of Tenant’s prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent. The abatement of the Rent set forth above, and the right to terminate the Lease set forth in Section 18d, are Tenant’s exclusive remedies against Landlord in the event of a Casualty.

19. EMINENT DOMAIN. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant determines in its sole discretion from the standpoint of prudent business management it can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

20. ENVIRONMENTAL COMPLIANCE.

a. Tenant’s Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances or materials on the Property. For the purposes of this Article 20, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building and Common Areas are located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies.

b. Liability of the Parties. Landlord represents and warrants that, to Landlord’s knowledge, there are no hazardous materials on the Property as of the Commencement Date in violation of any laws. Landlord shall indemnify and hold Tenant harmless from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which results from Landlord’s violation of this representation and warranty, unless the hazardous materials are present on the Property due to the act or omission of Tenant or its agents, employees, officers, or contractors, in which event Tenant shall be obligated to indemnify Landlord as hereafter provided. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s material failure to comply with this Article 20 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as on the Commencement Date and into material compliance with all Environmental Laws existing as of the Compliance Date; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into material compliance with law; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Article 20. Notwithstanding the foregoing, Tenant’s obligations under this Article 20 shall not apply to any condition or matter constituting a violation of any law that was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors, servants or invitees which existed prior to the commencement of Tenant’s use or occupancy of the Premises and to the extent the violation is caused by, or results from, the acts or omissions of Landlord its agents, employees, officers or contractors. The covenants contained in this Article 20 shall survive the expiration or termination of this Lease, and shall continue for so long as either party and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which the other party has agreed to indemnify it under this Article 20.

c. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the “Auditors”), from time to time as Landlord deems appropriate upon prior reasonable notice to Tenant, may conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Article 20 (not to exceed two Audits per calendar year). Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however, in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Article 20. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Article 20, in which case, the reasonable cost of such Audit shall be paid for by Tenant within 10 days after receipt of Landlord’s written demand.

21. DEFAULT.

a. Tenant’s Default. Tenant shall be in default under this Lease if Tenant:

i. Fails to pay any Base Rent, Additional Rent, or any other sum of money that Tenant is obligated to pay, as provided in this Lease, within five days after the due dateprovided, however, that with respect to the first two times during any consecutive 12-month period that Tenant fails to pay Rent when due (each a “Late Payment”), the Late Payment shall not be considered an event of default if, within five business days after receipt of notice from Landlord, Tenant submits the entire Rent due, including any applicable late charge. If directed by Landlord, Tenant must pay the entire amount of the Late Payment with certified funds. Landlord shall forgive Tenant only two Late Payments per any consecutive 12-month period, and any additional Late Payments during that period shall constitute an event of default;

ii. Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within 30 days after Landlord gives Tenant written notice in accordance with Article 24 below specifying the breach, or if such breach cannot, with due diligence, be cured within 30 days, if Tenant does not commence curing within 30 days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

iii. Files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within 60 days after filing; or

iv. Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within (30) days), or makes an assignment for benefit of creditors.

b. Landlord’s Remedies. In the event of a Tenant default, Landlord, at its option, may do one or more of the following:

i. Terminate this Lease and recover all damages caused by Tenant’s breach;

ii. Pursuant to summary process, repossess the Premises, with or without terminating the Lease, and relet the Premises at such amount as Landlord deems reasonable;

iii. Declare the entire remaining Base Rent and Additional Rent immediately due and payable, such amount to be discounted to its present value at a discount rate equal to the U.S. Treasury Bill or Note rate with the closest maturity to the remaining term of the Lease as selected by Landlord; provided, however, after receiving payment of the accelerated Rent from Tenant, Landlord shall be obligated to turn over to Tenant any proceeds actually received by Landlord for reletting the Premises during the remainder of the Term (less any Reletting Costs, as defined below), up to the amount of accelerated Rent received from Tenant pursuant to this provision.

iv. Bring action for recovery of all amounts due from Tenant; or

v. Pursue any other remedy available in law or equity.

c. Landlord’s Expenses. If the Lease or Tenant’s right of possession to the Premises is terminated due to Tenant’s default, then all reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant (collectively “Reletting Costs”), shall be charged to and be a liability of Tenant.

d. Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not exclude Landlord at any other time from exercising a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

e. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

f. No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

g. Landlord’s Default. Landlord shall be in default under this Lease if Landlord breaches any agreement, covenant or obligation in this Lease and does not remedy the breach within 15 days after Tenant gives Landlord written notice in accordance with Article 24 below specifying the breach, or if the breach cannot, with due diligence, be cured within 15 days, Landlord does not commence curing within 15 days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice. In the event Landlord fails to cure its breach within the time periods set forth herein, Tenant shall be entitled to pursue any and all remedies available to it at law or in equity; provided, however, that except as expressly provided elsewhere in this Lease, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set off or abate Rent.

22. MULTIPLE DEFAULTS.

a. Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on two or more occasions during any 12-month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the party of any party, expire and be of no further force and effect.

b. Increased Security Deposit. Intentionally Deleted.

23. BANKRUPTCY.

a. Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

b. Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term “adequate assurance” shall include at least the following:

i. In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii. Any proposed assignee must have been engaged in the conduct of business for the five( years prior to any such proposed assignment, which business does not violate the Use provisions under Article 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Article 4. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

c. Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be bound by the provisions of this Lease.

24. NOTICES.

a. Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 11, or to such other address as a party may specify by duly given notice. The parties shall notify the other of any change in address, which notification must be at least 15 days in advance of it being effective; provided, however, the Tenant may not change its address to which notices shall thereafter be sent to eliminate the Premises as an acceptable address where notices to such party may be delivered.

b. Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes only if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party’s address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above. Notices may be given on behalf of any party by such party’s legal counsel.

25. HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance, Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the expiration or termination date, and (ii) any and all forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, and delaying Landlord’s ability to secure a replacement tenant. Notwithstanding anything contained herein to the contrary, in the event Tenant holds over after the Expiration Date or other termination of this Lease, Landlord shall provide Tenant with forty-eight (48) hours verbal notice to remove its property prior to such property being deemed abandoned as provided in Section 9 hereinabove.

26. RIGHT TO RELOCATE.

a. Substitute Premises. Prior to the Commencement Date or at any time during the Term or any extension of this Lease but in no event during the last twelve (12) months of the Term, Landlord, at its option, may substitute for the Premises other space in the Building (hereafter called “Substitute Premises”). Insofar as reasonably possible, the Substitute Premises shall be of comparable quality and shall have a comparable square foot area and a configuration substantially similar to the Premises. Landlord shall give Tenant at least one hundred twenty (120) days notice of its intention to relocate Tenant to the Substitute Premises. This notice will be accompanied by a floor plan of the Substitute Premises. After such notice, Tenant shall have ten (10) days within which to agree with Landlord on the proposed Substitute Premises and unless such agreement is reached within such period of time, Landlord may terminate this Lease at the end of the 120-day period of time following the notice; provided, however, should Landlord fail to terminate the Lease within ten (10) days following the expiration of the 120-day period, then: (i) Landlord shall be deemed to have forfeited its right to terminate the Lease pursuant to this paragraph; (ii) Tenant shall have no obligation to relocate to the Substitute Premises; and (iii) the Lease will continue in full force and effect with respect to the Premises.

b. Upfit of Substitute Premises. Landlord agrees to construct or alter, at its expense, the Substitute Premises as expeditiously as possible so that the Substitute Premises are in substantially the same condition that the Premises were in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements and alterations used in the Premises. Tenant agrees to occupy the Substitute Premises as soon as Landlord’s work is substantially completed; provided, however, that Landlord shall provide Tenant with at least forty-five (45) days prior notice of substantial completion so that Tenant can coordinate its business operations accordingly.

c. Relocation Costs. If relocation occurs after the Commencement Date, then Landlord shall pay Tenant’s reasonable third party costs of moving Tenant’s furnishings, telephone and computer wiring, and other property to the Substitute Premises, and reasonable printing and information technology costs associated with the change of address.

d. Lease Term. Except as provided herein, Tenant agrees that all of the obligations of this Lease, including the payment of Rent (to be determined on a per rentable square foot basis and applied to the Substitute Premises but in no event shall the Rent (including Base Rent and Additional Rent) exceed that for the Premises), will continue despite Tenant’s relocation to the Substitute Premises. Upon substantial completion of the Substitute Premises, this Lease will apply to the Substitute Premises as if the Substitute Premises had been the space originally described in this Lease.

27. BROKER’S COMMISSIONS. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1m and Landlord shall pay the fees of such Broker pursuant to Landlord’s separate agreement with the Broker. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.

28. ANTI-TERRORISM LAWS. During the term, neither Tenant nor to Tenant’s knowledge after due inquiry, its respective constituents or affiliates shall (i) be an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) violate the Trading with the Enemy Act, as amended, (iii) violate any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iv) violate the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”). Tenant shall, promptly following a request from Landlord, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

29. GENERAL PROVISIONS/DEFINITIONS.

a. No Agency. Tenant is not and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title to the Building is paramount, and that Tenant can do nothing to affect or impair Landlord’s title.

b. Force Majeure. The term “force majeure” means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the party’s reasonable control.

c. Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

d. Limitation on Damages. Notwithstanding any other provisions in this Lease, neither Landlord nor Tenant shall be liable to the other for any special, consequential, incidental or punitive damages.

e. Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

f. Interest. Should Tenant fail to pay any amount due to Landlord within 30 days of the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall thereafter accrue interest at the rate of twelve percent (12%) per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until the amount is paid in full.

g. Legal Costs. Should either party prevail in any legal proceedings against the other for breach of any provision in this Lease, then the other party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys’ fees (at all tribunal levels).

h. Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder. Upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease provided that Landlord’s successor in interest has assumed in writing all obligations of Landlord under the Lease.

i. Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

j. Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord’s successor and upon such transfer and acknowledgment to Tenant of such successor’s receipt thereof, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

k. Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

l. Tenant’s Financial Statements. Upon request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

m. Recordation. This Lease may not be recorded without Landlord’s prior written consent, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes.

n. Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

o. Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

p. Entire Agreement; Construction. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Landlord and Tenant acknowledge and agree that neither party has relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof. The fact that one of the parties to this Lease may be deemed to have drafted or structured any provision of this Lease shall not be considered in construing or interpreting any particular provision of this Lease, either in favor of or against such party, and Landlord and Tenant hereby waive any applicable rules of construction or interpretation to the contrary.

q. Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant.

r. Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

s. Effective Date. This Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date”.

30. SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control:

(a) Existing Improvements. To the extent of Landlord’s rights therein, Landlord hereby conveys to Tenant any rights and interest that Landlord has in the following furniture, trade fixtures and equipment located in the 4301 Research Commons building as of the date of this Lease: (i) Eight (8) mobile benches, (ii) Five (5) storage shelves, and (iii) Two (2) water filtration units (collectively the “Existing Improvements”). Landlord shall deliver, and Tenant shall accept, the Existing Improvements “as is”. Tenant’s acceptance and use of the Existing Improvements will be at Tenant’s sole risk, and Landlord makes no representation or warranties regarding the Existing Improvements, including, but not limited to, their condition, merchantability or fitness for a particular purpose. Furthermore, Landlord makes no representation regarding the ownership of the Existing Improvements and whether or not any third party has any claim or right to them.

(b) Right of Refusal. Landlord grants Tenant a right of refusal (the “Right of Refusal”) for that certain space in the Building known as Suite 115, containing approximately 1,533 rentable square feet (“Refusal Space”), as shown on Exhibit A-1 to this Lease, on the following basis:

i. Landlord shall notify Tenant in writing if and when Landlord receives an acceptable third-party offer to lease any Refusal Space (“Landlord’s Offer Notice”). Landlord’s Offer Notice shall include the material business terms upon which the third party is willing to lease the Refusal Space. Following receipt of Landlord’s Offer Notice, Tenant shall have five business days within which to deliver to Landlord notice of Tenant’s election to exercise its Right of Refusal as to the Refusal Space (“Tenant’s Acceptance Notice”). In order to exercise its Right of Refusal, Tenant must lease all of the Refusal Space and not only a portion thereof. Additionally, if Landlord’s Offer Notice states that the third party offer is for space that is greater than but includes Refusal Space, then to exercise the Right of Refusal, Tenant must lease the entire space offered by Landlord and not just the Refusal Space. If Tenant does not timely deliver Tenant’s Acceptance Notice to Landlord, it will be conclusively presumed that Tenant has waived its Right of Refusal as to the Refusal Space; provided, however, in the event the Refusal Space shall become vacant and available again during the Term, Tenant’s Right of Refusal shall be reinstated on the terms set forth herein.

ii. The Refusal Space will be offered to Tenant under the same business terms upon which the third party is willing to lease the Refusal Space. Otherwise, the terms and conditions of this Lease shall apply to Tenant’s lease of the Refusal Space. After exercise of the Right of Refusal, the parties will execute an amendment to the Lease evidencing the addition of the Refusal Space. Unless expressly waived by Landlord, Tenant’s Right of Refusal is conditioned on: (a) Tenant not being in default under the Lease at the time of exercise of the Right of Refusal or on the date that Tenant’s occupancy of the Refusal Space is scheduled to commence beyond any applicable cure period; (b) Tenant not having vacated or subleased more than 25% of the Premises or assigned its interest in the Lease at the time it exercises the Right of Refusal or on the date that Tenant’s occupancy of the Refusal Space is scheduled to commence; and (c) Tenant’s financial condition not having materially adversely changed since the Effective Date. Tenant’s rights pursuant to this paragraph are personal to GI Therapeutics, Inc., and, upon an assignment by G1 Therapeutics, Inc. of its rights and interests under the Lease (other than to a permitted assignee pursuant to Section 17(b) of this Lease), this Section shall be null and void.

iii. Tenant only has the Right of Refusal if the Refusal Space is vacant and available. Tenant does not have the Right of Refusal upon the renewal or extension of an existing Lease, even if the Lease being extended or renewed does not contain an extension or renewal right.

31. LANDLORDS REPRESENTATIONS AND WARRANTIES. Landlord warrants that (i) it has full right and authority to lease the Premises upon the terms and conditions herein set forth; (ii) it has good and marketable title to the premises; (iii) the Premises is not subject to the lien of any deed of trust, mortgage or other similar encumbering instrument which is not subordinated to this Lease, unless Tenant has received a non-disturbance agreement from the holder of such lien; (iv) Landlord will put Tenant into complete and exclusive possession of the Premises free from all orders, restrictions, covenants, agreements, leases, easements, laws, codes, ordinances, regulations or decrees which would, in any way, prevent or inhibit the use of the Premises by Tenant as provided in Section 4 of this Lease, prevent or restrict the use of the access roads and passageways of the Premises by Tenant, its agents, employees or invitees; (v) the Premises will, at the time of delivery of possession by Landlord, be properly zoned for the operation of a office building in the Premises by Tenant; (vi) the Premises contains adequate parking facilities as required by applicable codes or ordinances for the Premises as constructed and operated in accordance with the provisions of this Lease; (vii) as of the date of this Lease, the Premises are in compliance with all applicable federal, state and local statutes, codes, ordinances and rules, including without limitation, those with respect to (1) hazardous substances and environmental regulations and (2) the Americans with Disabilities Act of 1990, as amended; (viii) the Premises, including all utilities and equipment necessary for operation of the Premises, has been constructed in a workmanlike manner and is in good condition at the commencement of the Lease term. This Section shall be in addition to any other warranties, express or implied, by Landlord or by third parties with respect to the premises or which otherwise may be created by law.

32. ADDENDA AND EXHIBITS. If any addenda and/or exhibits are noted below, such addenda and exhibits are incorporated herein and made a part of this Lease.

a.	Lease Addendum Number One — “Work Letter”

b.	Lease Addendum Number Two — “Additional Rent — Operating Expenses and Taxes”

c.	Lease Addendum Number Three — “Option to Extend Lease Term”

d.	Exhibit A — Premises

e.	Exhibit A-1 — Refusal Space

f.	Exhibit B — Rules and Regulations

g.	Exhibit C — Commencement Agreement

h.	Exhibit D — Acceptance of Premises

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in four originals, all as of the day and year first above written.

TENANT:

G1 THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/ Thomas K. Laundon
Name:	Thomas K. Laundon
Title:	Secretary
Date:	January 13, 2014

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

I, the undersigned Notary Public, certify that the following person personally appeared before me this day and acknowledged that         he voluntarily signed the foregoing instrument document for the purpose stated therein in the capacity indicated: as its (state title): Chief Financial Officer.

Date: 1/13/2014

/s/ Edward Sterling Thomton Notary Public
My Commission Expires: 2/18/2018

LANDLORD:

HIGHWOODS REALTY LIMITED PARTNERSHIP

a North Carolina limited partnership

By:	Highwoods Properties, Inc., its general partner a Mar land corporation

	By:	/s/ Thomas S. Hill, III
Thomas S. Hill, III, Vice President and Division Manager

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LEASE ADDENDUM NUMBER ONE [TO BE DISCUSSED]

WORK LETTER. This Lease Addendum Number One (the “First Addendum”) sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date (“Tenant Improvements”). This First Addendum contemplates that the performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the cost of the Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements by the Commencement Date.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1. Allowance. Landlord agrees, at its sole cost and expense, to provide an allowance of up to $8.00 per rentable square foot, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become a part of the Building (the “Allowance”); otherwise, Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements. Up to $2.00 per rentable square foot of the Allowance may be applied to costs associated with furniture, fixture and equipment for the Premises (the “FF&E”). Tenant shall deliver to Landlord copies of paid invoices and any other reasonable documentation requested by Landlord evidencing the amount of Tenant’s out-of-pocket FF&E costs.

2. Space Planning, Design and Working Drawings. Tenant shall provide and designate architects and engineers licensed in State in which the Premises are located and reasonably acceptable to Landlord, which architects and engineers will complete construction and mechanical drawings and specifications as required to construct the Tenant Improvements. The architects and engineers shall comply with the following:

a. Attend a reasonable number of meetings with Tenant and Landlord’s agent to define Tenant requirements. Tenant shall provide one complete space plan prepared by Tenant’s architect in order to obtain Landlord’s approval of such space plan.

b. Complete construction drawings for Tenant’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (subject to the limitation expressed in Section 4 below).

c. Complete building standard mechanical plans where necessary (for installation of air conditioning system and ductwork, and heating and electrical facilities) for the work to be done in the Premises.

d. All plans and working drawings for the construction and completion of the Premises (the “Plans”) shall be subject to Landlord’s prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord’s prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays.

e. If Tenant makes any revisions to the space plan after it has been approved by both Landlord and Tenant, Tenant shall pay all additional costs and expenses incurred as a result of such revisions.

3. Signage and Keying. Door and/or directory signage and suite keying in accordance with building standards shall be provided and installed by Tenant.

4. Work and Materials at Tenant’s Expense; Payment of Allowance.

a. Tenant shall select Contractors licensed in State in which the Premises are located, to provide the work and materials to construct the Tenant Improvements; provided that Landlord shall first approve such Contractors, such approval not to be unreasonably withheld.

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b. ALL WORK IS TO BE PERFORMED IN COMPLIANCE WITH LANDLORD’S CONSTRUCTION RULES, REGULATIONS AND SPECIFICATIONS (“CONSTRUCTION RULES”), A COPY OF WHICH HAS BEEN PROVIDED TO TENANT. IT IS TENANT’S RESPONSIBILITY TO MAKE SURE THAT ITS CONTRACTOR COMPLIES WITH ALL CONSTRUCTION RULES. IF TENANT HAS NOT RECEIVED A COPY OF THE CONSTRUCTION RULES, IT IS THE RESPONSIBILITY OF TENANT TO OBTAIN A COPY PRIOR TO COMMENCEMENT OF ANY CONSTRUCTION ACTIVITIES. FAILURE TO COMPLY WITH THE CONSTRUCTION RULES IS A DEFAULT UNDER THE LEASE.

c. Landlord shall participate with Tenant and the Contractor in the creation of a punchlist and the construction shall not be deemed completed until Landlord has accepted the final construction.

d. Tenant agrees that Tenant and its contractor and anyone acting on behalf of its contractor or Tenant shall comply with any of Landlord’s requests that pertain to protecting the Building and the rights of other tenants to enjoyment of their leased space.

e. Tenant shall pay Landlord a fee in an amount not to exceed three percent (3%) of the cost of the Work (excluding architectural and engineering fees) to reimburse Landlord for its costs and expenses in monitoring construction of the Tenant Improvements to assure they are being constructed in accordance with the approved Plans. This fee may be deducted from the Allowance by Landlord.

f. Periodically during the construction of the Tenant Improvements but in no event more than once every two (2) weeks, Tenant shall deliver to Landlord (i) partial releases of lien from all contractors, subcontractors and materialmen performing any work or providing any materials or the Tenant Improvements, and from any lienors giving notice required under law, and (ii) a request for payment in the total amount of documented costs. Upon satisfaction of the foregoing requirements, Landlord shall pay to Tenant the amount requested and documented pursuant to (i) hereinbefore up to the amount of the Allowance less a ten percent (10%) retainage.

g. Upon completion of the Tenant Improvements and within five (5) days after demand by Landlord, Tenant shall deliver to Landlord (i) final releases of lien from all contractors, subcontractors and materialmen performing any work or providing any materials for the Tenant Improvements, and from any lienors giving notice required under law; (ii) a final contractor’s affidavit from the general Contractor in accordance with applicable law; and (iii) any supporting documentation evidencing final completion and payment of the Tenant Improvements reasonably requested by Landlord. Upon satisfaction of all of the foregoing requirements, Landlord shall pay to Tenant the remaining Allowance (after giving credit for payments pursuant to Section 4(f) herein), if any.

5. Commencement Date. Landlord shall be deemed to have delivered possession of the Premises on the Possession Date set forth in Section 1b of the Lease, and the Commencement Date of the Lease shall not be delayed by reason of the non-completion of the Tenant Improvements or the failure to obtain a certificate of occupancy or a temporary certificate of occupancy.

6. Materials and Workmanship. Tenant covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans. Tenant agrees to exercise due diligence in completing the construction of the Premises.

1. 7. Insurance; Indemnity. Prior to entering the Premises or commencing construction, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant’s (or it’s contractor’s) entry of the Premises.

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LEASE ADDENDUM NUMBER TWO

ADDITIONAL RENT – OPERATING EXPENSES AND TAXES

1. Operating Expenses. The term “Operating Expenses” shall mean all costs incurred by Landlord in the provision of services to tenants and in the operation, management, repair, replacement and maintenance of the Property (as defined below), including, but not limited to, insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, salaries and other reasonable compensation of maintenance and management personnel (up to and including the level of Property Manager), management fees, and Common Area expenses.Notwithstanding the foregoing, Operating Expenses shall not include the following:

(i)	any ground lease rental;

(ii)	capital expenditures required by Landlord’s failure to comply with laws enacted on or before the date the Building’s temporary certificate of occupancy or the equivalent is validly issued; provided, however, the capital expenditures incurred by Landlord and required by laws enacted after the date the Building’s temporary certificate of occupancy or the equivalent is validly issued shall be amortized over the useful life of such capital expenditures, such amortization amount to be considered an Operating Expense;

(iii)	costs incurred by Landlord for the repair of damage to the Building, to the extent the Landlord is reimbursed by insurance proceeds;

(iv)	any costs associated with leasing or marketing space in the Building. Such costs should include tenant improvements, advertising, lease commissions, legal fees to negotiate the lease, space planning or marketing material;

(v)	interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the property on which the Building stands;

(vi)	Landlord’s general corporate overhead and general and administrative expenses, other than charges for property management and in-house labor provided for maintenance of the Building;

(vii)	electric power costs for which any tenant directly contracts with the local public service company;

(viii)	costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes in effect prior to the date the final certificate of occupancy for the Building is issued;

(ix)	tax penalties incurred as a result of Landlord’s failure to make payments when due;

(x)	costs arising from Landlord’s charitable or political contributions;

(xi)	costs arising from earthquake insurance to the extent coverage exceed the coverage carried by landlord of other buildings comparable to the Building;

(xii)	federal and state income and franchise taxes of Landlord or any other such taxes not in the nature of real estate taxes, except taxes on rent which shall be paid directly by Tenant or included in Operating Expenses;

(xiii)	costs of selling, financing, syndicating or hypothecating the interest of Landlord in the Building, or Park;

(xiv)	legal and other costs associated with the mortgaging, refinancing or sale of the Building or any interest therein;

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(xv)	any costs and expenses related to or incurred in connection with disputes with tenants of the Building or any lender for the Building; and

(xvi)	salaries, wages or other compensation paid to officers or executives of Landlord above the level of director of asset management in their respective capacities.

2. Capital Expenditures. Notwithstanding anything contained herein to the contrary, Landlord may include in Operating Expenses the costs of the following capital improvements, amortized on a straight-line basis over their useful lives:

a. Any capital improvements made in order to comply with any new laws, rules or regulations or any changes in existing laws, rules or regulations adopted by any governmental authority after the Commencement Date; and

b. Any capital improvements that are designed primarily to promote and protect the health, safety and well being of the Property’s occupants; and

c. Any capital improvements that are designed primarily to reduce Operating Expenses, provided that the amortized amount of these capital items in any year will be equal to the estimated resulting reduction in Operating Expenses for the same year.

3. Taxes. The term “Taxes” shall mean any fees, charges or assessments related to the Property that are imposed by any governmental or quasi-governmental authority having jurisdiction over the Property, including, without limitation, ad valorem real property taxes; franchise taxes; personal property taxes; assessments, special or otherwise, imposed on the Property; payments in lieu of real estate taxes; sewer rents; transit taxes; and taxes based on rents. Taxes shall also include the reasonable costs incurred by Landlord in connection with any appeal for a reduction of taxes, including, without limitation, the costs of legal consultants, appraisers and accountants. Taxes shall not include any inheritance, estate, succession, transfer, gift, corporate, income or profit tax imposed upon Landlord.

4. Property. The term “Property” shall mean the Building and the improvements, equipment and systems situated therein; the Common Areas; and the real property upon which the Building and Common Areas are situated.

5. Tenant’s Proportionate Share. The term ‘Tenant’s Proportionate Share” shall mean 3.4434% calculated by dividing the approximately 4,047 rentable square feet of the Premises by the approximately 117,530 net rentable square feet of the Building. To the extent any Operating Expenses and/or Taxes are related to the Building and one or more other buildings owned by Landlord or its affiliate, those Operating Expenses and/or Taxes shall be reasonably allocated by Landlord on an equitable prorata basis among all of the buildings to which those expenses are related; and Tenant’s Proportionate Share of those expenses shall be calculated based only on the amount of those expenses allocated to the Building.

6. Base Year for Operating Expenses. With respect to calculating Tenant’s Proportionate Share of Operating Expenses, the term “Base Year” shall mean the twelve-month period beginning on January 1, 2014 and ending on December 31, 2014.

7. Base Year for Taxes. With respect to calculating Tenant’s Proportionate Share of Taxes, the term “Base Year” shall mean the real property tax year, beginning January 1, 2014 and ending on December 31, 2014.

8. Payment of Additional Rent. For the calendar year commencing on January 1, 2015 and for each calendar year thereafter, Tenant shall pay to Landlord, as Additional Rent, the following amounts:

a. Tenant’s Proportionate Share of any increase in Operating Expenses above the amount incurred during the Base Year for Operating Expenses. If any service, for which the expense may be included in Operating Expenses, is not provided to all tenants of the Building, Landlord shall adjust the related expense as if the service was provided to all tenants. Additionally, for any period in which the occupancy of the rentable area of the Building is less than 95%, those portions of Operating Expenses that vary based on occupancy will be adjusted for the period as if the Building was at 95% occupancy; and

b. Tenant’s Proportionate Share of any increase in Taxes above the amount incurred during the Base Year for Taxes.

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c. Notwithstanding any provision herein to the contrary, Landlord hereby agrees that except for Taxes, insurance, utilities and increases in expenses due to Acts of God or other events of force majeure (collectively, “Uncontrollable Expenses”), the Operating Expenses for the Building shall not increase, on a cumulative and compound basis, by more than eight percent (8%) per annum for purposes of calculating Tenant’s Proportionate Share. Tenant shall pay the full amount of Tenant’s Proportionate Share of increases in Uncontrollable Expenses.

9. Landlord’s Estimate. For the calendar year commencing on January 1, 2015 and for each calendar year thereafter during the Term, Landlord shall deliver to Tenant a written statement of the reasonable estimated increase in both Operating Expenses and Taxes for that calendar year above the Operating Expenses and Taxes incurred during the applicable Base Year. Based on Landlord’s estimate, Tenant shall pay to Landlord Tenant’s Proportionate Share of the estimated increases in both Operating Expenses and Taxes in twelve equal monthly installments, which shall be due and payable at the same time and in the same manner as Base Rent.

10. Annual Reconciliation. Within 180 days after the end of each calendar year or as soon as possible thereafter, Landlord shall send Tenant an annual statement of the actual Operating Expenses and Taxes for the preceding calendar year (the “Annual Statement”). Landlord’s failure to render an Annual Statement for any calendar year shall not prejudice Landlord’s right to issue an Annual Statement with respect to that calendar year or any subsequent calendar year, nor shall Landlord’s rendering of an incorrect Annual Statement prejudice Landlord’s right subsequently to issue a corrected Annual Statement. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed within thirty days after Tenant’s receipt of the Annual Statement, or Landlord shall adjust Tenant’s Rent payments if Landlord owes Tenant a credit. After the Expiration Date or earlier termination date of the Lease, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed within thirty days after Tenant’s receipt of the Annual Statement, or, if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year). If there is a decrease in Operating Expenses in any subsequent year below Operating Expenses for the Base Year, then no Additional Rent shall be due on account of Operating Expenses; provided, however, Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of Tenant’s Proportionate Share of Taxes or other Additional Rent or Base Rent owed by Tenant. Likewise, if there is a decrease in Taxes in any subsequent year below Taxes for the Base Year, then no Additional Rent shall be due on account of Taxes; provided, however, Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of Tenant’s Proportionate Share of Operating Expenses or other Additional Rent or Base Rent owed by Tenant.

11. Tenant’s Review of Operating Expenses and Taxes. No more than once per calendar year, Tenant, or a qualified professional selected by Tenant (the “Reviewer”), may review Landlord’s books and records relating to Operating Expenses and Taxes (the “Review”), subject to the following terms and conditions:

a. Tenant must deliver notice of the Review to Landlord within thirty days of Tenant’s receipt of the Annual Statement. Thereafter, Tenant must commence and complete its Review within a reasonable time, not to exceed 180 days following Tenant’s receipt of the Annual Statement. In order to conduct a Review, Tenant must not be in default under the Lease beyond any applicable cure period at the time it delivers notice of the Review to Landlord or at the time the Review commences. No subtenant shall have any right to conduct a Review, and no assigns shall conduct a Review for any period during which such assignee was not in possession of the Premises. If Tenant elects to have a Reviewer conduct the Review, the Reviewer must be an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis.

b. Tenant’s Review shall only extend to Landlord’s books and records specifically related to Operating Expenses and Taxes for the Property during the calendar year for which the Annual Statement was provided. Books and records necessary to accomplish any Review shall be retained for twelve months after the end of each calendar year, and, upon Landlord’s receipt of Tenant’s notice, shall be made available to Tenant to conduct the Review. The Review shall be conducted during regular business hours at either the Landlord’s division office for the area in which the Premises are located or Landlord’s home office in Raleigh, North Carolina, as selected by Landlord.

c. As a condition to the Review, Tenant and Tenant’s Reviewer shall execute a written agreement providing that the Reviewer is not being compensated on a contingency fee basis and that all information obtained through the Review, as well as any compromise, settlement or adjustment reached as a result of the Review, shall be held

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in strict confidence and shall not be revealed in any manner to any person except: (i) upon the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion; (ii) if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by the Review; or (iii) if required by law. The written agreement may also set forth Landlord’s reasonable procedures and guidelines for Tenant and Tenant’s Reviewer to follow when conducting the Review.

d. If, after Tenant’s Review, Tenant disputes the amount of Operating Expenses or Taxes set forth in the Annual Statement, Tenant or Tenant’s Reviewer shall submit a written report to Landlord within thirty days after the completion of the Review setting forth any claims to be asserted against Landlord as a result of the Review and specific and detailed explanations as to the reason for the claim(s) (the “Report”). Landlord and Tenant then shall use good faith efforts to resolve Tenant’s claims set forth in the Report. If the parties do not reach agreement on the claims within thirty (30) days after Landlord’s receipt of the Report, then the dispute shall be submitted to arbitration as hereinafter provided. Within twenty days after expiration of the thirty-day period referenced in the foregoing sentence, each party shall appoint as an arbitrator a reputable independent nationally or regionally recognized accounting firm with at least ten years experience in accounting related to commercial lease transactions and shall give notice of such appointment to the other party; provided, however, if Tenant used a Reviewer to perform the Review, the Reviewer shall be deemed to have been appointed by Tenant as its arbitrator for purposes of this provision. Within ten days after appointment of the second arbitrator, the two arbitrators shall appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both, may request such appointment from the office of the American Arbitration Association (“AAA”) nearest to Landlord. The arbitration shall be conducted in accordance with the rules of the AAA. If the AAA shall cease to provide arbitration for commercial disputes in location, the third arbitrator shall be appointed by any successor organization providing substantially the same services. Within ten days after the third arbitrator has been selected, each of the other two arbitrators, on behalf of the party it represents, shall submit a written statement, along with any supporting document, data, reports or other information, setting forth its determination of the amount of Operating Expenses or Taxes that are in dispute. The third arbitrator will resolve the dispute by selecting the statement of one of the parties as submitted to the third arbitrator. Within ten days after the third arbitrator’s receipt of the statements from the other arbitrators, the third arbitrator shall notify both parties in writing of the arbitrator’s decision. The decision of the third arbitrator shall be final and binding upon the parties and their respective heirs, executors, successors and assigns. If either of the parties fails to furnish its statement to the third arbitrator within the time frame specified herein, the third arbitrator shall automatically adopt the other party’s statement as final and binding. The cost of arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by the party) shall be shared equally by the parties.

e. If the Review or subsequent arbitration determines that Operating Expenses and Taxes in the applicable calendar year were overstated, in the aggregate, by five percent (5%) or more, then Landlord shall reimburse Tenant for Tenant’s reasonable Review costs; otherwise, Tenant shall pay its own costs in connection with the Review.

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LEASE ADDENDUM NUMBER THREE

OPTION TO EXTEND LEASE TERM

1. Option to Extend. Tenant shall have the right and option to extend the Lease (the “Extension Option”) for two (2) additional period(s) of three (3) years each (the “Extended Lease Terms”) (a separate notice is required for each Extended Lease Term); provided, however, such Extension Option is contingent upon the following (i) Tenant is not in default beyond any applicable cure period at the time Tenant gives Landlord notice of Tenant’s intention to exercise the Extension Option; (ii) upon the Expiration Date or the expiration of any Extended Lease Term, Tenant has no outstanding default beyond any applicable cure period; (iii) intentionally deleted; (iv) Tenant is not disqualified by multiple defaults as provided in the Lease; and (v) Tenant is occupying the Premises. Following the expiration of the second Extended Lease Term, Tenant shall have no further right to renew the Lease pursuant to this Lease Addendum Number Three.

2. Exercise of Option. Tenant shall exercise each Extension Option by giving Landlord notice at least 180 days prior to the Expiration Date or the last day of any Extended Lease Term. If Tenant fails to give such notice to Landlord prior to said 180 day period, then Tenant shall forfeit the Extension Option. If Tenant exercises the Extension Option, then during any such Extended Lease Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease. Time is of the essence in exercising the Extension Option.

3. Term. If Tenant exercises the Extension Option, then during any such Extended Lease Term, all references to the term “Term”, as used in the Lease, shall mean the “Extended Lease Term”.

4. Termination of Extension Option on Transfer by Tenant. In the event Landlord consents to an assignment or sublease by Tenant, then the Extension Option shall automatically terminate unless otherwise agreed in writing by Landlord.

5. Base Rent for Extended Lease Term. The Minimum Base Rent for the Extended Lease Term shall be the Fair Market Rental Rate, determined as follows:

Definition. The term “Fair Market Rental Rate” shall mean the market rental rate for the time period such determination is being made for office space in comparable office buildings in the Research Triangle Park, North Carolina area (“AREA”) of comparable condition for space of equivalent quality, size, utility, and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Tenant; the length of the term; expense stops; the fact that Landlord will experience no vacancy period and that Tenant will not suffer the costs and business interruption associated with moving its offices and negotiating a new lease; construction allowances and other tenant concessions that would be available to tenants comparable to Tenant in the AREA (such as moving expense allowance, free rent periods, and lease assumptions and take-over provisions, if any, but specifically excluding the value of improvements installed in the Premises at Tenant’s cost), and whether adjustments are then being made in determining the rental rates for extended lease terms in the AREA because of concessions being offered by Landlord to Tenant (or the lack thereof for the Extended Lease Term in question). For purposes of such calculation, it will be assumed that Landlord is paying a representative of Tenant a brokerage commission in connection with the Extended Lease Term in question, based on the then current market rates.

Determination. Landlord shall deliver to Tenant notice of the Fair Market Rental Rate (the “FMR Notice”) for the Premises for the Extended Lease Term in question within thirty (30) days after Tenant exercises the option giving rise for the need to determine the Fair Market Rental Rate. If Tenant disagrees with Landlord’s assessment of the Fair Market Rental Rate specified in a FMR Notice, then it shall so notify Landlord in writing within ten (10) business days after delivery of such FMR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate. If Tenant timely delivers to Landlord notice that Tenant disagrees with Landlord’s assessment of the Fair Market Rental Rate, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate. If Tenant and Landlord are unable to agree on such Fair Market Rental Rate within ten (10) business days after Tenant notifies Landlord of Tenant’s disagreement with Landlord’s assessment thereof, then Landlord and Tenant shall each appoint an independent real estate Broker with at least five (5) years’ commercial real estate appraisal experience in the AREA market. The two Brokers shall then, within ten (10) days after their designation, select an independent third Broker with like qualifications. If the two Brokers are unable to agree on the third Broker within such ten (10) day period, either Landlord or Tenant, by giving five (5) days prior notice thereof to the other, may

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apply to the then presiding Clerk of Superior Court of Wake County for selection of a third Broker who meets the qualifications stated above. Within twenty (20) business days after the selection of the third Broker, a majority of the Brokers shall determine the Fair Market Rental Rate. If a majority of the Brokers is unable to agree upon the Fair Market Rental Rate by such time, then the two (2) closest appraisals shall be averaged and the average will be the Fair Market Rental Rate. Tenant and Landlord shall each bear the entire cost of the Broker selected by it and shall share equally the cost of the third Broker.

Administration. If Tenant has exercised the Extension Option and the Fair Market Rental Rate for the Extended Lease Term has not been determined in accordance with this Lease Addendum Number Three by the time that Rent for the Extended Lease Term is to commence in accordance with the terms hereof, then Tenant shall pay Rent for the Extended Lease Term based on the Fair Market Rental Rate proposed by Landlord pursuant to this Lease Addendum Number Three until such time as the Fair Market Rental Rate has been so determined, at which time appropriate cash adjustments shall be made between Landlord and Tenant such that Tenant is charged Rent based on the Fair Market Rental Rate (as finally determined pursuant to this Lease Addendum Number Three) for the Extended Lease Term during the interval in question.

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EXHIBIT A

PREMISES

01 Research Commons
T. W. Alexander Drive
esearch Triangle Park, NC 27709
l: 919.872.4924

rst Floor

SUITE 102
5,207 RSF
SUITE 115
1533 RSF
SUITE 105
4,047 RSF
SUITE 100
12,919 RSF
SUITE 101
4,310 RSF

Highwoods PROPERTIES

Disclaimer: The above floor plans are not to scale.
The available space shown is believed to be correct but is subject to change.

EXHIBIT A-1

REFUSAL SPACE

401 Research Commons
79 T. W. Alexander Drive
Research Triangle Park, NC 27709
Tel: 919.872.4924

First Floor

SUITE 102
5,207 RSF
SUITE 115
1533 RSF
SUITE 105
4,047 RSF
SUITE 100
12,919 RSF
SUITE 101
4,310 RSF

Highwoods PROPERTIES

Disclaimer: The above floor plans are not to scale.
The available space shown is believed to be correct but is subject to change.

EXHIBIT B

RULES AND REGULATIONS

1. Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2. Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and equipment in the Premises.

3. Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4. Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant’s sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5. Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, including windows and doors, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant’s expense, all matters other than that provided for above.

6. Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7. Hazardous Materials. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8. Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

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9. Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant’s business so long as such persons are not engaged in illegal activities.

10. Additional Locks. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant’s possession, Tenant shall immediately surrender all keys to the Premises.

11. Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant’s expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and Tenant shall not in any event connect a greater load than that which is safe.

12. Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13. Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14. Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

15. Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

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16. Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s Permitted Use as specified in Section 3 of the Lease.

17. Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls.

18. Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. Problems in Building and suite security should be directed to Landlord at (404) 321-6555.

19. Parking. Parking is in designated parking areas only. There shall be no vehicles in “no parking” zones or at curbs. Handicapped spaces are for handicapped persons only and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20. Janitorial Service. The janitorial staff will remove all trash from trashcans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Landlord. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant’s expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (404) 321-6555.

21. Construction. Tenant shall make no structural or interior alterations of the Premises. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

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EXHIBIT C

COMMENCEMENT AGREEMENT AND LEASE AMENDMENT NUMBER ONE

This COMMENCEMENT AGREEMENT (the “Agreement”), made and entered into as of this             day of             , 20     , by and             between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”) and                     , a                     corporation (“Tenant”);

W I T N E S S E T H :

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated             (the “Lease”), for space designated as Suite             , comprising approximately             rentable square feet, in the             Building, located at                     , City of             , County of             , State of                     ; and

WHEREAS, the parties desire to amend the Rent Schedule and further alter and modify said Lease in the manner set forth below,

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars, effective as of                 :

1. Lease Term. The definition for “Term”, provided in Section One of the Lease, entitled “Basic Definitions and Provisions” shall be amended to provide that the Commencement Date is:             and the Expiration Date is:                .

2. Base Rent. The definition for “Rent”, provided in Section One of the Lease, entitled “Basic Definitions and Provisions”, shall be amended as follows:

a. Base Rent: Subsection 1(e) entitled “Base Rent”, is amended to provide that the Base Rent for the Term shall be $             , instead of $             .

b. Rent Schedule: The rent schedule provided in Subsection 1(e) shall be replaced with the following rent schedule:

3. Miscellaneous. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same definitions ascribed to them in the Lease.

4. Lease Effectiveness. Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect.

[BALANCE OF PAGE LEFT INTIONALLY BLANK;

SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

Tenant:

G1 THERAPEUTICS, INC.

a Delaware corporation

By:
Name:
Title:
Date:

Landlord:

HIGHWOODS REALTY LIMITED PARTNERSHIP

a North Carolina limited partnership

By: Highwoods Properties, Inc., its general partner

a Maryland corporation

By:
Thomas S. Hill, III, Vice President and Division Manager

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EXHIBIT D

JANITORIAL SPECIFICATIONS

NIGHTLY SERVICES

1.	Empty all wastebaskets and trash cans.

2.	Replace trash liners as needed. All interior trash receptacles should be fitted with a liner.

3.	Empty and damp clean all ashtrays and ash urns.

4.	Place trash in plastic bags or equivalent containers, seal containers, and dispose of properly.

5.	Dust exposed filing cabinets, desks, tables, and chairs with treated cloths.

6.	Dust accessible fixtures, directories and ledges with treated cloths.

7.	When specifically requested by tenant, damp clean blackboards or liquid marker boards. Chalk and marker trays or ledges should be cleaned as needed.

8.	Clean interior and exterior of all elevators. This includes polishing stainless steel panels, if applicable, cleaning threshold track, and properly maintaining elevator carpets.

9.	Clean, polish, and disinfect drinking fountains.

10.	Consistently control appearance, sanitation, and odor of restrooms. Specifically, sweep then mop floors with proper germicide (replacing mop water as needed); clean, disinfect and deodorize all sinks, urinals, toilets and toilet seat (both sides); clean mirrors; polish all bright metal; using proper disinfectant, wipe down all toilet partitions and adjacent walls, clean formica counter tops; and restock all restroom supplies to adequate capacity.

11.	Spot clean doors, walls, and woodwork.

12.	Spot mop all hard surface floors and dust, mop or sweep entire hard surface floor area.

13.	Sweep or vacuum walk-off mats.

14.	Vacuum all carpeted areas and spot clean as necessary.

15.	Wipe down stairway rails and properly clean steps and landings.

16.	Thoroughly clean vending areas, floors and walls.

17.	Sweep and police entryways (defined as areas within twenty feet of all entrances). Pick up cigarette butts and trash beside entrances.

18.	Clean all entrance, door, and office partition glass.

19.	Vacuum, mop or sweep, as applicable, all lobby and foyer areas. NOTE: Damp mop hard tile surfaces.

20.	Leave office and furniture in neat, orderly fashion.

WEEKLY SERVICES

1.	Detail vacuum and/or dust all corners, chair rungs, edges and baseboards in tenant and common areas.

2.	Vacuum and/or high dust ledges, sills, moldings and door, picture and window frames.

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EXHIBIT E

ACCEPTANCE OF PREMISES

Tenant:

Landlord

Date Lease Signed:

Term of Lease:	Months

Address of Leased Premises
Containing
Suite:	approximately	square feet, located at

Commencement Date:

Expiration Date:

The above described Premises are accepted by Tenant as suitable for the purpose for which they were let. The above described lease term commences and expires on the dates set forth above. Tenant acknowledges that on                 it received from Landlord             keys to the Premises. It is understood that if there is a punch list which will be completed after move-in, then said punch list will be an exhibit hereto.

TENANT	LANDLORD

(Type/Print Name of Tenant)	(Type/Print Name of Landlord)

(Signature)	(Signature)

(Type/Pint Name and Title)	(Type/Print Name and Title)

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